BlackRock Preferred and Equity Advantage Trust

FILE #811-21972

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/14/2007	Bank of America	36,000,000	125,000

Banc of America Securities LLC, Incapital LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, RBC Dain Rauscher Inc.

12/6/2007	FNMA	280,000,000	200,000

Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc, Deutsche Bank Securities Inc, Morgan Stanley & Co. Incorporated, UBS Securities LLC

12/18/2007	WACHOVIA CORPORATION	80,000,000	528,200

Wachovia Cap Markets, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Barclays Capital Inc., Cabrera Capital Markets, LLC, Deutsche Bank Sec Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc, ING Financial Markets LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., Lehman Brothers Inc., NatCity Investments, Inc., RBC Dain Rauscher Inc., Samuel A. Ramirez & Company, Inc., Sandler O'Neill & Partners, L.P., The Williams Capital Group, L.P., Wells Fargo Sec, LLC

BlackRock Preferred and Equity Advantage Trust

FILE #811-21972

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
1/18/2008	Citigroup Global Markets Inc.	130,000,000	300,000

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, Bank of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., RBC Dain Rauscher Inc., Wells Fargo Securities, LLC

4/21/2008	Citigroup Inc.	6,000,000,000	18,250,000

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc, BNP Paribas Securities Corp, Credit Suisse